Exhibit 10.1
INTERCOMPANY LIQUIDITY AGREEMENT
INTERCOMPANY LIQUIDITY AGREEMENT, effective as of December 31, 2010, by and among (i) The Hartford Financial Services Group, Inc., a corporation organized under the laws of Delaware (“HFSG”), in its capacity as (a) a Borrower and a Lender under the Loan Facility and (b) as administrator for the Subsidiary Borrowers and the Subsidiary Lenders (in such capacity, the “Administrator”); (ii) each of the Subsidiary Borrowers; and (iii) each of the Subsidiary Lenders.
WHEREAS, each of the Subsidiary Borrowers and Subsidiary Lenders are subsidiaries of HFSG;
WHEREAS, the parties wish to establish and implement an intercompany liquidity facility whereby such parties may borrow from or lend to one another in accordance with the terms and subject to the limitations set forth in this Agreement;
WHEREAS, this Agreement does not establish a commitment to lend funds on the part of any party hereto; and
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:
1.	DEFINITIONS
1.1	Definitions. As used herein the following terms have the following respective meanings:
“Administrator” means, as of the date hereof, HFSG in its capacity as such, or any successor Administrator appointed pursuant to Section 6 of this Agreement.
“Agreement” means this Intercompany Liquidity Agreement as originally executed or as it may be amended, varied or supplemented from time to time in accordance with the terms hereof, including, without limitation, as supplemented by Joinder Agreements executed by additional Subsidiary Borrowers and/or Subsidiary Lenders from time to time.
“Authorized Officers” means a Person’s President; Chief Financial Officer; Treasurer; Senior Vice President, Corporate Treasury and Banking; or Controller.
“Borrower” or “Borrowers” means, with respect to the Loan Facility, HFSG and each Subsidiary Borrower.
“Borrowing Request” has the meaning set forth in Section 2.2.
“Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open for business in Hartford, Connecticut.

“Divested Entity” has the meaning set forth in Section 8.3.
“Dollar” and “$” each means the lawful currency of the United States of America.
“Effective Date” means the date of this Agreement.
“Extended Maturity Date” has the meaning set forth in Section 3.2.
“Extended Maturity Period” has the meaning set forth in Section 3.2.
“HFSG” has the meaning set forth in the Preamble of this Agreement.
“Initial Maturity Date” has the meaning set forth in Section 3.1.
“Joinder Agreement” has the meaning set forth in Section 11.2.
“Lender” or “Lenders” means, with respect to the Loan Facility, HFSG and each Subsidiary Lender.
“Loan” has the meaning set forth in Section 2.1.
“Loan Documents” means, collectively, this Agreement, the Notes (if any), any Joinder Agreement and each certificate, agreement or document executed in connection with or pursuant to any of the foregoing.
“Loan Facility” means the loan facility described in Section 2.1.
“Loan Records” has the meaning set forth in Section 2.3(a).
“Majority Lenders” has the meaning set forth in Section 6.5.
“Maturity Date” has the meaning set forth in Section 3.2.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity.
“Promissory Note” has the meaning set forth in Section 2.3(b).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding voting securities or similar interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Subsidiary Borrower” means, with respect to the Loan Facility, each entity that (a) is listed on the signature pages hereof as a “Subsidiary Borrower” or (b) from time to time becomes a party hereto by execution of a Joinder Agreement pursuant to Section 11.2.

“Subsidiary Lender” means, with respect to the Loan Facility, each entity that (a) is listed on the signature pages hereof as a “Subsidiary Lender” or (b) from time to time becomes a party hereto by execution of a Joinder Agreement pursuant to Section 11.2.
“Taxes” has the meaning set forth in Section 6.2.
2.	THE LOAN FACILITY
2.1
The Loan Facility. On the terms and subject to the conditions contained in this Agreement, HFSG and each Subsidiary Lender shall consider requests for loans in Dollars (each, a “Loan”) to any requesting Subsidiary Borrower or from HFSG from time to time during the period from and including the Effective Date and prior to the earlier of (x) the date this Agreement is terminated and (y) the date the applicable Borrower’s participation in the Loan Facility is terminated. Notwithstanding the foregoing, the aggregate principal amount of all outstanding Loans may not exceed $2,000,000,000. Amounts of Loans repaid may be re-borrowed under the Loan Facility.

2.2
Borrowing Procedure. In the event that a Borrower wishes to obtain a Loan, such Borrower shall submit a Borrowing Request in the form of Exhibit A hereto (a “Borrowing Request”) to HFSG or a Subsidiary Lender. The Borrowing Request shall contain the proposed terms of the loan, be signed by two Authorized Officers of the Borrower and signed as accepted by two Authorized Officers of the Lender. In the event any Lender replies in the affirmative by signing and returning such copy of the Borrowing Request, such Loan will be made in accordance with the terms set forth in the Borrowing Request.

2.3	Record of Facility.
(a)
The Administrator shall maintain loan records (the “Loan Records”) with respect to the Loan Facility, which records shall include (i) the date of each Loan, (ii) the name of the applicable Borrower and Lender(s), (iii) the amount of such Loan, (iv) the applicable interest rate, (v) the Maturity Date, and (vi) such other information as the Administrator determines in its reasonable judgment. Any party will have the right to request and inspect the Loan Records at any time.

(b)
Each Lender shall open and maintain on its books a loan account in the name of the applicable Borrower in respect of the Loan Facility which loan account will be prima facie evidence of the amount of principal and interest due in respect of Loans; provided that (i) the failure of a Lender to maintain such account or any error therein will not in any manner affect the obligation of the applicable Borrower to repay any Loan in accordance with the terms of this Agreement and the Promissory Note and (ii) if the applicable Borrower disagrees with any calculation or entry of such loan account, the applicable Borrower and the applicable Lender shall in good faith attempt to promptly resolve the issue. Notwithstanding the foregoing, at any time, any Lender in writing may request that the applicable Borrower evidence its obligations hereunder by execution of a promissory note, which promissory note will be in substantially in the form of promissory note attached hereto as Exhibit B (a “Promissory Note”).

3.	MATURITY DATE; EXTENSION; PREPAYMENT
3.1
Maturity Date. Except as otherwise provided herein, each Borrower shall repay the outstanding principal amount and all accrued interest on each Loan on the maturity date agreed to by the Borrower and Lender at the time of making of such Loan (the “Initial Maturity Date”). The Initial Maturity Date for each Loan will be less than or equal to 364 days from the date the applicable Lender makes such Loan.

3.2
Extension of Maturity Date. Each Borrower shall have the right to request that the applicable Lender(s) extend the Initial Maturity Date by a period of up to 364 days (the “Extended Maturity Period”). If such Lender(s) so agree to extend, then the Borrower shall first pay all interest accrued up to the Initial Maturity Date, and thereafter the outstanding principal balance of the Note and all interest accruing thereon during the Extended Maturity Period will become due and payable on the last day of the Extended Maturity Period (the “Extended Maturity Date”; and together with the Initial Maturity Date, a “Maturity Date”). Any such extension request and approval may be communicated directly to the applicable Lender(s) or Borrower, or through the Administrator, and any such extension that is granted shall be recorded in the Loan Records.

3.3
Voluntary Prepayment. At any time and from time to time, each Borrower will have the right to make one or more prepayments of the outstanding principal balance of its Loan(s) without penalty and may designate which Loan is being prepaid if more than one is outstanding, provided that any such prepayment includes all accrued interest as of the prepayment date on the principal amount prepaid.

4.	INTEREST
4.1
Interest. Each Loan shall bear interest on the unpaid principal amount thereof from the date such Loan is made until paid in full at a rate per annum determined in accordance with Section 2 based on market rates at the time of borrowing. In the even that the Initial Maturity Date of a Loan is extended in accordance with Section 3.2, the rate of interest for such extended Loan shall be reset, starting as of the date of extension, as agreed by the applicable Borrower and Lender based on market interest rates at that time. For purposes hereof, the unpaid principal amount will be determined based upon the ending balance of outstanding Loans at the end of the calendar month for which interest is being computed.

4.2
Interest Payments. Interest accrued on each Loan shall be payable in arrears (i) upon the prepayment thereof in full or in part, (ii) the Initial Maturity Date, and (ii) if extended, at the Extended Maturity Date of such Loan in accordance with Section 3.2.

4.3
Default Interest Due. If the applicable Borrower fails to pay when due any sum due or to become due hereunder (whether principal, interest or otherwise), the applicable Borrower shall pay interest at the rate specified in the Borrowing Request (subject to adjustments under Section 4.1) plus 2% per annum on the unpaid sum from the date when such sum fell due up to the date of actual payment thereof in full to the applicable Lender.

5.	PAYMENT MECHANICS
5.1
Making of Payments. All payments to be made by any Borrower to any Lender under this Agreement shall be made, in Dollars, on the applicable payment date in immediately available funds for credit to the account of such Lender at such bank as the Administrator may from time to time designate.

5.2
Set off, Counterclaim, Tax Gross-up. All payments to be made by any Borrower under this Agreement shall be made without set off or counterclaim and free from, and without deduction for, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature imposed, levied, collected, withheld or assessed by any taxing authority (collectively, “Taxes”) unless the applicable Borrower is compelled by law to make payments subject to Taxes in which event the applicable Lender may require (a) full repayment of the Loans owing to it from such Borrower (together with all other sums due hereunder); or (b) payment by such Borrower of such additional amounts as may be necessary to ensure that the applicable Lender receives a net amount equal to the full amount it would have received with respect to such Loans had payment not been made subject to Taxes.

5.3
Payments on Non-Business Days. Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be the next succeeding Business Day, unless the operation of this section would cause the due date to be moved to the following calendar year, in which case such due date will be the next preceding Business Day. The amount of interest payable will be adjusted accordingly.

6.	ADMINISTRATION
6.1
Each Subsidiary Lender and each Subsidiary Borrower hereby appoints HFSG as the Administrator hereunder and authorizes the Administrator to take such action as Administrator on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrator under such agreements and to exercise such powers as are reasonably incidental thereto, including the calculation of interest on the Loans and the maintenance of the Loan Records. Without limiting the foregoing:

(i) Each Subsidiary Lender appoints Administrator as its administrator to determine and undertake any necessary or appropriate action in connection with the Loan Facility as the Administrator may from time to time determine;
(ii) Each Subsidiary Borrower appoints Administrator as its administrator to determine and undertake any necessary or appropriate action in connection with the Loan Facility as the Administrator may from time to time determine; and
(iii) To the extent HFSG is replaced as Administrator pursuant to Section 6.5 hereunder, HFSG appoints the replacement Administrator as its administrator to determine and undertake any necessary or appropriate action in connection with the Loan Facility as the Administrator may from time to time determine.

6.2	As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Administrator will not be required to exercise any discretion or take any action.
6.3
The Administrator does not assume nor will be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the Administrator, fiduciary or trustee of or for any party hereto.

6.4
The Administrator may resign at any time by giving written notice thereof to each party hereto. Upon any such resignation, a majority of the Lenders (the “Majority Lenders”) shall have the right to appoint a successor Administrator. If no successor Administrator shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrator’s giving of notice of resignation, then the retiring Administrator may, on behalf of the Lenders and the Borrowers, appoint a successor Administrator. In either case, such appointment shall be subject to the prior written approval of HFSG. Upon the acceptance of any appointment as Administrator by a successor Administrator, such successor Administrator shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations, as Administrator, under this Agreement and the other Loan Documents. Prior to any retiring Administrator’s resignation hereunder as Administrator, the retiring Administrator shall take such action as may be reasonably necessary to assign to the successor Administrator its rights as Administrator under the Loan Documents (or, if no such successor Administrator has been appointed, then to the Majority Lenders). After such resignation, the retiring Administrator shall continue to have the benefit of Section 6.1 as to any actions taken or omitted to be taken by it while it was Administrator under this Agreement and the other Loan Documents.

7.	REPRESENTATIONS AND WARRANTIES
7.1	Representations and Warranties. Each Borrower represents and warrants to applicable Lender(s) as set forth below on the date hereof and as of the date of each Loan that:
(a)
The Borrower is a company duly organized under its jurisdiction of formation and is validly existing and has full power, authority and legal right to enter into, deliver and perform this Agreement and to borrow the Loans, and the execution, delivery and performance of this Agreement and the borrowing of the Loans by the Borrower have been duly authorized by all necessary corporate or other action on its part.

(b)
This Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

(c)
The execution, delivery and performance of this Agreement and the borrowing of the Loans do not contravene any provision of its governing documents, any treaty, statute, law, governmental rule, regulation, statutory instrument or order, or any instrument or agreement to which it is a party or which is binding upon it or any of its assets.

(d)
No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exception by, or other action in respect of any authority or body which has not been obtained by the Borrower in connection with the execution, delivery and performance of this Agreement or the borrowing of the Loans will affect the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document.

8.	TERMINATION
8.1
Termination Date. The initial term of this Agreement shall end December 31, 2020 and shall be extended automatically for successive ten (10) year terms unless at least thirty (30) days before the end of any term the parties send written notice to each other that they do not want this Agreement to renew.

8.2
Voluntary Termination. Any Subsidiary Borrower or Subsidiary Lender may at any time terminate its participation in the Loan Facility upon at least thirty (30) days’ written notice to the Administrator. Such notice shall indicate the date that such termination shall become effective. All amounts owing by such terminating Borrower under any Loan shall be repaid in full on or before such termination date. The Administrator shall notify the Connecticut Insurance Department if participation by a Subsidiary Borrower or Subsidiary Lender is terminated under this Section 8.2.

8.3
Mandatory Termination. In the event that any Subsidiary Borrower or Subsidiary Lender ceases to be a direct or indirect Subsidiary of HFSG (a “Divested Entity”), (i) such Divested Entity shall immediately repay any amounts owing under the Loan Facility and (ii) such Divested Entity will cease to be a Subsidiary Lender or Subsidiary Borrower hereunder. Upon the occurrence of the events contemplated by this Section, the Divested Entity will be deemed to have waived and released each other party hereto, including the Administrator, for any and all claims such Divested Entity may have arising out of or in connection with this Agreement. The Administrator shall notify the Connecticut Insurance Department if participation by a Subsidiary Borrower or Subsidiary Lender is terminated under this Section 8.3.

8.4
Termination Due to Illegality. If any law, regulation or regulatory requirement makes it unlawful for any Lender, any Borrower or the Administrator to perform any of their respective obligations hereunder, then this Agreement will be terminated and the applicable Borrowers shall repay to the applicable Lenders all Loans owing to such Lenders on such date as may be required by the relevant law or regulatory requirement, together with all accrued interest thereon and any other amounts payable by such Borrowers hereunder.

9.	INDEMNITY
9.1
Indemnity. Each Subsidiary Borrower and Subsidiary Lender shall, jointly and severally, indemnify the Administrator against all losses, expenses and liabilities that the Administrator may sustain or incur as a consequence of the entering into, performance and enforcement of this Agreement by the Administrator, except for any losses, expenses and liabilities arising from the Administrator’s gross negligence or willful misconduct. The Subsidiary Borrowers and Subsidiary Lenders shall allocate such amounts among themselves on a reasonable basis.

10.	EXPENSES
10.1
Expenses. To the extent a Borrower defaults on payment of principal or interest on a Loan, the defaulting Borrower shall pay or reimburse the applicable Lender for all reasonable charges and expenses (including legal fees) incurred by such Lender in connection with the enforcement of and collections under this Agreement or in preserving any of its rights under this Agreement.

11.	ASSIGNMENT; JOINDER
11.1
Assignment. Subject to Section 8.3, this Agreement (i) will be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and permitted assigns, and (ii) may not be assigned by operation of law or otherwise without the written consent of all parties hereto and prior written approval of the Connecticut Insurance Department. Any purported assignment in violation of this Agreement shall be invalid and void.

11.2
Joinder Agreement. In the event that any other Subsidiary of HFSG desires to become a party hereto, such Subsidiary shall execute and deliver a joinder agreement in substantially the same form as that certain joinder agreement attached as Exhibit B (a “Joinder Agreement”) and will thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Subsidiary Borrower and a Subsidiary Lender party hereto on such date. The Administrator shall notify the Connecticut Insurance Department of the execution of any Joinder Agreement.

12.	GENERAL
12.1	Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut, without regard to any conflict of laws provisions.
12.2
Amendments and Waiver. This Agreement may not be amended, revoked, supplemented, or modified and no provisions of this Agreement may be waived without an agreement in writing of the parties hereto and prior written approval of the Connecticut Insurance Department. For the avoidance of doubt, the addition of any other Subsidiary of HFSG as a party to the Agreement under Section 11.2 will not constitute an amendment, supplement or modification of the Agreement and will therefore not require approval of the Connecticut Insurance Department.

12.3
Severability. Subject to Section 8.4, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof in that jurisdiction or the validity, legality or enforceability of that provision in any other jurisdiction.

12.4	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
12.5	Survival of Representations. Subject to Section 8.3, all representations and warranties of the Borrowers contained in this Agreement will survive the making of the Loans herein contemplated.
12.6
Miscellaneous. This Agreement (i) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (ii) is not intended to and shall not confer upon any other Person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been executed by the duly authorized representatives of the parties hereto.

The Hartford Financial Services Group, Inc.

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Subsidiary Lenders and Subsidiary Borrowers

Hartford Accident and Indemnity Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Fire Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Insurance Company of the Southeast

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford International Life Reassurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Life and Accident Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Life and Annuity Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Life Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Hartford Underwriters Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Nutmeg Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Pacific Insurance Company, Limited

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Sentinel Insurance Company, Ltd.

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Trumbull Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

American Maturity Life Insurance Company

By:	/s/ Robert W. Paiano

	Name:	Robert W. Paiano
	Title:	Senior Vice President & Treasurer

Exhibit A
Form of Borrowing Request
BORROWING REQUEST
[LENDER]
[ADDRESS]
Attention: Office of Corporate Treasury
Ladies and Gentlemen:
This Borrowing Request is delivered to you pursuant to Section 2.2 of the Intercompany Liquidity Agreement, dated as of December 31, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Liquidity Agreement”), by and among The Hartford Financial Services Group, Inc., each of the Subsidiary Borrowers listed on the signature pages thereof, each of the Subsidiary Lenders listed on the signature pages thereof and the other Subsidiary Lenders or Subsidiary Borrowers that from time to time become party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Intercompany Liquidity Agreement.
The undersigned Borrower hereby requests that a Loan be made on or about [PROPOSED FUNDING DATE] in the principal amount of $                    , with an Initial Maturity Date of on or about [DATE THAT IS 364 OR FEWER DAYS AFTER PROPOSED FUNDING DATE] and accruing interest at a rate of _____% per annum [PROPOSED RATE, WHICH SHALL BE BASED ON MARKET RATES AT THE TIME OF FUNDING].
The Borrower hereby acknowledges that each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 7.1 of the Intercompany Liquidity Agreement are true and correct.
The Borrower agrees that if prior to the time of the Loan requested hereby any matter certified to by them herein will not be true and correct at such time as if then made, they will immediately so notify the Administrator. Except to the extent, if any, that prior to the time of the Loan requested hereby the Lender shall have received written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct as of the date the Loan is made as if then made.
Please indicate your acceptance of this Borrowing Request by countersigning below.

The undersigned Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officers this _____ day of                     , 20_.

[BORROWER]
By:
Name:
Title:

By:
Name:
Title:

ACCEPTANCE BY LENDER
The undersigned Lender agrees to make all or a portion of the Loan requested above in accordance with the Intercompany Liquidity Agreement, and has caused this Borrowing Request to be executed and delivered by its duly Authorized Officers this _____ day of ____, 20_.

[LENDER]

By:

Name:
Title:

By:

Name:
Title:

A-2

Exhibit B
Form of Promissory Note

REVOLVING NOTE

Lender: [ ] Principal Amount: $[ ] Maturity Date: [ ]	Hartford, Connecticut
FOR VALUE RECEIVED, the undersigned, [BORROWER], a [Delaware] [Connecticut] corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Intercompany Liquidity Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Intercompany Liquidity Agreement.
Such Borrower promises to pay interest on the unpaid principal amount of such Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Intercompany Liquidity Agreement.
Both principal and interest are payable in Dollars to [LENDER], under the Intercompany Liquidity Agreement, at [ADDRESS], in immediately available funds.
Interest shall accrue on this note at a rate of [RATE], subject to adjustment in connection with the extension of the Maturity Date pursuant to Section 3.2 of the Intercompany Liquidity Agreement.
This Note is one of the Notes referred to in, and is entitled to the benefits of, the Intercompany Liquidity Agreement, dated effective as of December 31, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Liquidity Agreement”), by and among The Hartford Financial Services Group, Inc. (“HFSG”), each of the Subsidiary Borrowers listed on the signature pages thereof, each of the Subsidiary Lenders listed on the signature pages thereof and the other Subsidiary Lenders or Subsidiary Borrowers which from time to time become party thereto. Capitalized terms used herein and not defined herein shall have the same meaning given to such terms in the Intercompany Liquidity Agreement.
Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Connecticut.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

[BORROWER],
as Borrower

By:

Name:
Title:

B-2

Exhibit C
Form of Joinder Agreement
JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of                     , 20_____, is delivered pursuant to Section 11.2 of the Intercompany Liquidity Agreement, dated effective as of December 31, 2010 (the “Intercompany Liquidity Agreement”), by and among The Hartford Financial Services Group, Inc. (“HFSG”), each of the Subsidiary Borrowers listed on the signature pages thereof, each of the Subsidiary Lenders listed on the signature pages thereof and the other Subsidiary Lenders or Subsidiary Borrowers which from time to time become party thereto. Capitalized terms used herein and not defined herein shall have the same meaning given to such terms in the Intercompany Liquidity Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 11.2 of the Intercompany Liquidity Agreement, hereby becomes a party to the Intercompany Liquidity Agreement as a Subsidiary Lender and Subsidiary Borrower thereunder with the same force and effect as if originally named as a Subsidiary Lender and Subsidiary Borrower therein.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 7.1 (Representations and Warranties) of the Intercompany Liquidity Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
This Joinder Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL SUBSIDIARY BORROWER],
as Subsidiary Borrower

By:

Name:
Title:

[ADDITIONAL SUBSIDIARY LENDER],
as Subsidiary Lender

By:

Name:
Title:

C-2